Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 21, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, of Orchid Island Capital, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

 West Palm Beach, Florida

October 27, 2025